Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

FOR

VERDANT VENTURES ADVISORS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE SECURITIES ISSUED PURSUANT TO OR REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. ANY TRANSFER OF SUCH SECURITIES IS SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

FOR

VERDANT VENTURES ADVISORS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This Limited Liability Company Agreement (this “Agreement”) is made as of April 14, 2010, by and among Verdant Ventures Managers, LLC, a Delaware limited liability company (“Managers LLC”) Silicon Prairie Partners, LLC, a California limited liability company, and UTEK Corporation, a Florida corporation (“UTEK”), and those other Persons who shall hereafter be admitted as Members of the Company, with reference to the following facts:

A. A Certificate of Formation of Verdant Ventures Advisors, LLC, setting forth the information required by Section 18-201 of the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq. (the “Delaware Act”) was executed and filed with the Delaware Secretary of State on April 14, 2010.

B. The Members desire to enter into, adopt and approve this Agreement as the operating agreement for the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, the Members agree as follows:

1. Definitions. As used in this Agreement, capitalized terms shall have the meanings ascribed to them herein or in Appendix A attached hereto.

2. Organizational Matters.

2.1 Formation. Pursuant to the Act, the Members formed a limited liability company under the Act by filing the Certificate with the Delaware Secretary of State and entering into this Agreement. The rights duties, obligations and liabilities of the Members shall be determined pursuant to, and the business, management and affairs of the Company shall be governed exclusively by, the Act and this Agreement. To the extent that any provision of this Agreement is inconsistent with any provision of the Act, this Agreement shall govern to the extent permitted by the Act.

2.2 Name. The name of the Company shall be “Verdant Ventures Advisors, LLC.” The business of the Company may be conducted under that name or, on compliance with applicable laws, any other name that the Manager deems appropriate or advisable. The Manager on behalf of the Company shall file any certificates, articles, fictitious business name statements and the like, and any amendments and supplements thereto, as the Manager considers appropriate or advisable.

2.3 Term. The Company shall commence upon the date of the filing of the Certificate with the Secretary of State of Delaware and shall continue until one year after the date of dissolution of the last remaining Investment Partnership, unless sooner dissolved as provided in this Agreement or unless the term of the Company is extended by the written consent of the Manager.

2.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Delaware as required by the Act. The principal office of the Company shall be at 130 Lytton Ave, Suite 210, Palo Alto, California 94301, or at such other location as the Manager may determine. The registered agent shall be as stated in the Certificate or as otherwise determined by the Manager.

2.5 Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. The Business of the company shall be (i) to act as the general partner or manager (or similar agent) with respect to one or more Investment Partnerships (as defined in section 5.1.1) or otherwise serving as a manager or advisor of one or more Investment Partnerships, (ii) to make equity investments as a limited partner or member in one or more Investment Partnerships, and (iii) to deal with any Securities and other assets that the Company may receive from time to time from, or with respect to investments made in, one or more Investment Partnerships.

2.6 Addresses of Members. The addresses of the Members shall be set forth on Schedule 1, which the Manager shall revise from time to time to reflect any change of address specified by a Member by notice to the Company.

3. Capital Contributions, Admission of Additional Members.

3.1 Initial Capital Contributions. Each Member has made the Capital Contribution, and shall have the Percentage Interest as set forth opposite that Member’s name on Schedule 1.

3.2 Contributions of Securities. Except for the Initial Capital Contribution of the Contributed UTEK Shares to be made by UTEK pursuant to section 3.1, which for Capital Account purposes the parties agree has a fair market value of $1,000,000 (the “Initial Value”) based on the valuation method set forth on Schedule 1, if the Manager allows any Capital Contribution under this Article 3 to be made by the contribution of securities, the Manager shall determine the fair market value of those securities for purposes of establishing the contributor’s Capital Account. In determining the value, the Manager may reduce that value to account for brokerage commissions that shall be incurred by the Company when such securities are sold. The Company shall be under no obligation to hold the securities contributed to it. Each Member contributing securities to the capital of the Company hereby represents and warrants to the Company and the other Members that such Member is the sole and absolute owner of the securities so contributed, subject only to the holding of such securities of record in “street” or nominee name for the sole and exclusive benefit of such Member, that such securities have not been pledged, hypothecated or otherwise encumbered and that the Company shall receive on consummation of such contribution good and marketable title to such securities, free of all liens, claims, security interests, community property rights, restrictions on Transfer and other restrictions or defects in title.

3.3 Additional Capital Contributions. No Member shall be required to make any additional Capital Contribution. To the extent approved by the Manager, the Members may be permitted from time to time to make additional Capital Contributions in aggregate amounts and on terms and conditions deemed appropriate by the Manager. In such cases, the Manager shall amend Schedule 1 and cause appropriate adjustments to be made to the Members’ Percentage Interests for purposes of applying the allocation and distribution provisions of Article 7 of this Agreement.

3.4 Admission of Additional Members. The Manager may admit any Person to the Company as a Member on the first day of any month (or any other day in the sole and absolute discretion of the Manager) following the requisite period of time following such person’s first date of complete documentation for such admittance, and any such Person shall make such Capital Contribution and have such Percentage Interest as the Manager may approve on behalf of the Company. Notwithstanding the foregoing, the Manager shall not admit additional Members with an aggregate amount of capital contributions in excess of Five Hundred Thousand Dollars ($500,000) without the consent of a Super Majority in Interest of the Members (which Super Majority in Interest must include the affirmative vote of UTEK). No Person shall be admitted to the Company as a Member unless and until such Person shall have agreed in writing (by signing a counterpart of this Agreement, or otherwise, as the Manager may approve) to become a party to this Agreement and to assume and perform all of the obligations and responsibilities of a Member hereunder and shall have paid or delivered to the Company such Person’s agreed Capital Contribution. Unless provided for elsewhere in this Agreement, such admission of Members shall not require any consent or approval of any Member other than the Manager. On the admission of any new Member, the Manager shall amend Schedule 1 and cause appropriate adjustments to be made to the Members’ Percentage Interests for purposes of applying the allocation and distribution provisions of Article 7 of this Agreement, which adjustments shall be made pro rata among the Members in proportion to their then Percentage Interests.

3.5 Capital Accounts. The Company shall establish and maintain an individual Capital Account for each Member in accordance with section 1.7 and Treasury Regulations Section 1.704-1(b).

3.6 No Interest. No Member shall be entitled to receive any interest on such Member’s Capital Contributions or the amount of such Member’s Capital Account.

3.7 Loans. The Manager or any Member may from time to time (but shall not be obligated to) loan to the Company such additional sums as may be determined by the Manager in its sole and absolute discretion to be necessary or desirable for the operation of the Company. Any amounts so loaned by the Manager or a Member shall be treated as a loan to the Company, shall be represented by promissory notes executed by the Company, shall bear interest at LIBOR rate (as hereafter defined), and shall have such other terms as shall be determined by the Manager in its sole and absolute discretion. Said loans together with interest thereon shall be repaid prior to any distributions of cash to the Members pursuant to sections 7.5.2 and 11.4.4. The interest thereon shall be treated as a guaranteed payment for purposes of Code Section 707. No Member shall be personally obligated to repay any such loans. For purposes of this Agreement, “LIBOR” shall mean the six (6) month London Interbank Offered Rate (LIBOR) as published in the “Money Rates” column of The Wall Street Journal on the date of said loan. If The Wall Street Journal publishes a retraction or correction of the LIBOR for the date of said loan, then the term “LIBOR” shall mean the LIBOR reported in such retraction or correction.

4. Members.

4.1 Limited Liability. Except as required under the Act and as expressly provided in this Agreement, the debts, duties, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, duties, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be personally liable for any debt, duty, obligation or liability of the Company solely by reason of being a Member, Manager or officer of the Company.

4.2 Meetings of Members. No regular, annual, special or other meetings of Members are required to be held. If held, (a) any such meeting shall be held at the Company’s principal executive office or at any other place selected by the Manager and set forth in the notice of meeting, (b) a meeting shall be held only when called by the Manager, and (c) the attendance of the Manager and a Majority in Interest of the Members represented in person or by proxy shall be necessary to constitute a quorum at any meeting to consider a matter on which Members may take action. Any action that may be taken at a meeting of Members may be taken without a meeting by written consent as provided in Section 18-302 of the Act.

4.3 Members Have No Managerial Authority. The Members, as such, shall have no power to participate in the management of the Company except as expressly authorized by this Agreement and except as expressly required by the Act notwithstanding this Agreement. Unless expressly and duly authorized in writing to do so by the Manager, no Member, as such, shall have any power or authority to sign for, bind or act on behalf of the Company in any way, to pledge the Company’s credit, or to render the Company liable for any purpose; provided, however, that if any Member is also an officer or employee of the Company that Member may act on behalf of the Company in any manner consistent with the authority granted by the Manager to that Member as such an officer or employee.

4.4 Voting Rights. Except as expressly provided in this Agreement or the Certificate, Members shall have no voting, approval or consent rights.

4.5 Other Activities. Any Member and such Member’s Affiliates may engage in any activities, whether or not related to the business of the Company, or make independent investments, the Members specifically recognizing that some or all of them and their Affiliates are engaged in various businesses, both for their own accounts and for others, and such Members may continue, or initiate further, such activities. Each Member agrees that any Member and any Affiliate of such Member (a) may engage in or possess an interest, direct or indirect, in any business venture of any nature or description for his, her or its own account, independently or with others, including, without limitation, any business, industry or activity in which the Company may be interested in engaging or may also be engaged and (b) may do so without any obligation to report the same to the Company or any other Member or Manager or to afford the Company or any other Member or Manager any opportunity to participate therein. Neither the Company nor any Member or Manager shall have any right in or to any such independent venture or activity or any revenues or profits derived therefrom.

4.6 Waiver of Conflicts. Subject to any express prohibition in this Agreement, the fact that any Member or Manager, or any Affiliate of any Member or Manager, or a member of his or her family, is employed by, or is directly or indirectly interested in or connected with, any Person employed or engaged by the Company to render or perform a service, or from whom the Company may make any purchase, or to whom the Company may make any sale, or from or to whom the Company may obtain or make any loan or enter into any lease or other arrangement, shall not prohibit the Company from engaging in any transaction with such Member, Manager or Person or create any additional duty of legal justification by such Member, Manager or Person, beyond that of an unrelated party. Neither the Company nor any other Member or Manager shall have any right in or to any revenues or profits derived from such transaction by such Member, Manager, Affiliate or Person.

4.7 Nature of Members’ Liabilities for Claims Against the Company. In furtherance of the intent of the parties that each Member shall be liable to creditors only to the extent of such Member’s Capital Contributions and undistributed profits, the Manager shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Company as the Manager may consider necessary to enforce or protect the interests of the Company, and the Manager shall cause the Company to satisfy any judgment, decree, decision or settlement under the terms of which the Company (or a Manager, or any Affiliate of a Manager, on behalf of the Company) is obligated to pay any amount, first, out of available proceeds of any insurance of which the Company is the beneficiary, and next, out of Company assets and income; provided that no such payment shall be made out of the assets or income of a Manager or any officer of the Company, and the Company shall indemnify and defend the Manager and the Company’s officers and hold them harmless therefrom.

4.8 Costs of Special Services. Any costs incurred in connection with special services requested by a Member will be required to be paid by that Member. Such services would include, for example, those that would benefit the Member but would not benefit the Company, such as a special evaluation or financial accounting for the purposes of estate valuation, or legal fees relating to the assignment or Transfer of an interest of the Company.

4.9 No Right to Withdraw. No Member may withdraw his, her or its Capital Contribution from the Company prior to the dissolution and winding up of the Company. No Member shall have the right to withdraw, retire or resign from the Company prior to the dissolution and winding up of the Company. The provisions hereof with respect to distributions upon withdrawal, resignation or retirement are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Delaware Act or otherwise.

4.10 UTEK Limited Right to Withdraw.

4.10.1 Notwithstanding the provisions of Section 4.9, if, on the first anniversary (the “First Anniversary Date”) of the date (the “UTEK Contribution Date”) that UTEK made its capital contribution of the Contributed UTEK Shares pursuant to Section 3.1, the Company has not identified and funded at least one Investment (as hereafter defined) in a UTEK Business Enterprise (as hereafter defined), UTEK shall have the right to withdraw from the Company pursuant to this Section 4.10.1. Within thirty (30) days after the First Anniversary Date, UTEK shall give written notice to the Manager of its intention to withdraw from the Company pursuant to this Section 4.10.1. Within five (5) business days after the receipt of such notice, the Company shall distribute to UTEK two-thirds ( 2/3) of the total number of Contributed UTEK Shares in exchange for UTEK’s entire membership interest in the Company; provided, however, that (i) UTEK shall retain its right to participate in any distributions, profits and losses pursuant to sections 7.2.2(b) and 7.2.4(b) of this Agreement (the “Retained Participation Right”) with respect to investments made by the Company prior to the First Anniversary Date, and (ii) UTEK shall retain its right to receive distributions pursuant to section 7.2.2(a) and 7.2.4(a), but only up to the Initial Value of the Contributed UTEK Shares that were not withdrawn by UTEK pursuant to this section 4.10.1 (the “Retained Right to Distributions”). Upon its receipt of two-thirds ( 2/3) of the total number of Contributed UTEK Shares, and except for the Retained Participation Right and the Retained Right to Distributions set forth in the preceding sentence, UTEK shall cease to be a Member of the Company and shall not be entitled to claim any further or different distribution upon its withdrawal under Section 18-604 of the Delaware Act or otherwise. UTEK shall execute and deliver such documents, including documents of assignment, as the Manager may deem necessary in order to effectuate UTEK’s complete withdrawal from the Company pursuant to this Section 4.10.1.

For purposes of this Section 4.10, the term “Investment” shall mean any type of funding from any source, including without limitation government grants, equity financing or debt financing (whether by direct investment or through an Investment Partnership, and regardless of whether the Company invests any of its own capital). The term “UTEK Business Enterprise” shall mean any business enterprise that directly or indirectly utilizes the involvement of UTEK or its Affiliates, which may include, without limitation, any of the following: online platforms, partnering, sourcing of technology and technology transfer services; identification of investment opportunity; strategic services including global licensing and negotiation of licensing agreements; intellectual property analytics; strategic consulting including technology review by UTEK’s scientific advisors; insights and research including foresight and trend analysis, research and information services. No less than              (    ) business days prior to the closing of each Investment in a business enterprise, UTEK shall deliver in writing to the Manager a statement as to whether UTEK considers such business enterprise to constitute a UTEK Business Enterprise.

4.10.2 Notwithstanding the provisions of Section 4.9, if on the second anniversary (the “Second Anniversary Date”) of the UTEK Contribution Date, the Company has not identified and funded at least two Investments in UTEK Business Enterprises, UTEK shall have the right to withdraw from the Company pursuant to this Section 4.10.2. Within thirty (30) days after the Second Anniversary Date, UTEK shall give written notice to the Manager of its intention to withdraw from the Company pursuant to this Section 4.10.2. Within five (5) business days after the receipt of such notice, the Company shall distribute to UTEK one-third ( 1/3) of the total number of Contributed UTEK Shares in exchange for UTEK’s entire membership interest in the Company; provided, however, that (i) UTEK shall have a Retained Participation Right with respect to investments made by the Company prior to the Second Anniversary Date, and (ii) UTEK shall have a Retained Right to Distributions, but only up to the Initial Value of the Contributed UTEK Shares that were not withdrawn by UTEK pursuant to this Section 4.10.2. Upon its receipt of one-third ( 1/3) of the total number of Contributed UTEK Shares, and except for the Retained Participation Right and the Retained Right to Distributions set forth in the preceding sentence, UTEK shall cease to be a Member of the Company and shall not be entitled to claim any further or different distribution upon its withdrawal under Section 18-604 of the Delaware Act or otherwise. UTEK shall execute and deliver such documents, including documents of assignment, as the Manager may deem necessary in order to effectuate UTEK’s complete withdrawal from the Company pursuant to this Section 4.10.2.

4.10.3 Notwithstanding the provisions of Section 4.9, if on the third anniversary (the “Third Anniversary Date”) of the UTEK Contribution Date, the Company has not identified and funded at least three Investments in UTEK Business Enterprises, UTEK shall have the right to withdraw from the Company pursuant to this Section 4.10.3. Within five (5) business days after the receipt of such notice, the Company shall distribute to UTEK any unsold Contributed UTEK Shares in exchange for UTEK’s entire membership interest in the Company; provided, however, that (i) UTEK shall have a Retained Participation Right with respect to investments made by the Company prior to the Third Anniversary Date, and (ii) UTEK shall have a Retained Right to Distributions, but only up to the Initial Value of the Contributed UTEK Shares that were not withdrawn by UTEK pursuant to this Section 4.10.3. Upon its receipt of the unsold Contributed UTEK Shares, and except for the Retained Participation Right and the Retained Right to Distributions set forth in the preceding sentence, UTEK shall cease to be a Member of the Company and shall not be entitled to claim any further or different distribution upon its withdrawal under Section 18-604 of the Delaware Act or otherwise. UTEK shall execute and deliver such documents, including documents of assignment, as the Manager may deem necessary in order to effectuate UTEK’s complete withdrawal from the Company pursuant to this Section 4.10.2.

5. Investment Partnerships and Co-Investment Rights.

5.1 Investment Partnerships.

5.1.1 From time to time the Manager shall form one or more Investment Partnerships. Each Investment Partnership may be either a Single Purpose Investment Partnership or a Master Investment Partnership. A Single Purpose Investment Partnership is a limited partnership, limited liability company, corporation or other legal entity formed for the purpose of investing in, acquiring and/or establishing one specific business enterprise. A Master Investment Partnership is a limited partnership, limited liability company, corporation or other legal entity formed for the purpose of serving as a venture capital fund to invest in, acquire and/or establish more than one business enterprise.

5.1.2 The Manager shall use its reasonable efforts to form each Investment Partnership on substantially the terms set forth on Exhibit A hereto.

5.1.3 The Company shall act as the general partner, manager or similar agent of each Investment Partnership and will have an obligation to contribute capital to each Investment Partnership in an amount equal to at least two-tenths of one percent (0.2%) of the capital to be contributed by all partners, members or similar interest-holders of such Investment Partnership.

5.1.4 In addition to its interest as the general partner, manager or similar agent of an Investment Partnership, the Company also may, but shall not be required to, purchase a limited partner interest in such Investment Partnership by making an additional capital contribution to such Investment Partnership. The decision whether to purchase a limited partner interest in an Investment Partnership and the amount of the capital contribution to be made in exchange therefore shall be made by the Manager in its sole discretion.

5.2 Co-Investment Rights.

5.2.1 On each occasion that the Manager proposes to form an Investment Partnership (regardless of whether the Investment Partnership is a Single Purpose Investment Partnership or a Master Investment Partnership), the Manager shall deliver a notice (the “Investment Opportunity Notice”) to each Member, describing the proposed Investment Partnership in reasonable detail, including without limitation the total dollar amount of capital to be raised by such Investment Partnership and, if the Investment Partnership is a Single Purpose Investment Partnership, a description of the proposed investment to be made by the Investment Partnership. Each Member receiving such Investment Opportunity Notice shall have ten (10) business days to affirmatively respond to such Investment Opportunity Notice by delivering to the Manager a written notice stating the Member’s election to invest as a limited partner in the proposed Investment Partnership and the amount of capital such Member elects to commit with respect to such Investment Partnership. No Member may participate in an Investment Partnership in any amount unless such Member affirms in writing as part of its response to an Investment Opportunity Notice the continued accuracy of the representation set forth in section 14.3.

5.2.2 If the aggregate amounts committed to the proposed Investment Partnership by Members affirmatively responding to such Investment Opportunity Notice (each a “Participating Member”) exceeds the total dollar amount of capital to be raised by the proposed Investment Partnership, then the Manager shall use its good faith judgment to reduce the commitments of all Participating Members to the proposed Investment Partnership in relation to the Capital Contribution (including additional Capital Contributions) of each such Participating Member to the Company. If the aggregate amounts committed to the proposed Investment Partnership by the Participating Members is less than the total dollar amount of capital to be raised by the proposed Investment Partnership, then the Manager may solicit additional commitments to invest in the proposed Investment Partnership from third parties, or from the Manager, in an aggregate amount not to exceed the excess of the total dollar amount of capital to be raised by the proposed Investment Partnership over the aggregate commitments of all Participating Members to the proposed Investment Partnership. Notwithstanding the preceding two sentences, the Manager may allocate up to twenty percent (20%) of the capital to be committed to a proposed Investment Partnership to any Finders who rendered services with respect to such proposed Investment Partnership or the proposed investment to be made by such proposed Investment Partnership.

5.2.3 The Manager shall send a second notice (the “Contribution Notice”) to each Participating Member for the proposed Investment Partnership informing such Participating Member of such Participating Member’s participation amount with respect to the proposed Investment Partnership (the “Participation Amount”) and describing the aggregate commitments of the Participating Members to the proposed Investment Partnership and any additional commitments of the Manager or third parties to the proposed Investment Partnership, after which such Participating Member shall then have five (5) business days (or such longer period as the Manager may determine in its discretion) to fund its Participation Amount for the proposed Investment Partnership, which amount shall be paid directly to the Investment Partnership and shall not be treated as a capital contribution to the Company. The Contribution Notice shall also set forth any material deviations from the terms set forth on Exhibit A in the formation of the Investment Partnership.

5.2.4 Each Member hereby agrees to become a limited partner, member, or similar interest-holder in each Investment Partnership with respect to an investment opportunity for which such Member is a Participating Member and hereby appoints the Manager as such Member’s attorney-in-fact for the purpose of executing any documents necessary to admit the Member to such Investment Partnership.

5.2.5 In addition to such Member’s rights to profits and distributions pursuant to Article 7 of this Agreement, each Member who purchases a limited partner interest in an Investment Partnership shall participate pro rata with the other limited partners in the profits and distributions of such Investment Partnership in accordance with the provisions of the partnership agreement, limited liability company agreement or other applicable agreement of the Investment Partnership.

5.3 Follow-On Investment Opportunities. Notwithstanding anything to the contrary contained in this Article 5, in the event that the proposed investment to be made by a proposed Special Purpose Investment Partnership relates to an investment in a legal entity whose Securities have been previously acquired by an existing Investment Partnership, participation in such proposed Special Purpose Investment Partnership shall first be offered to the Participating Members of such existing Investment Partnership (under substantially identical procedures as outlined in section 5.2). If such Participating Members do not elect to participate in the entire amount of capital to be raised by such proposed Special Purpose Investment Partnership, then the remaining available amount of capital to be raised by such proposed Special Purpose Investment Partnership (the “Unsubscribed New Capital”) shall be treated as a new “Investment Partnership” and the Members shall have the right to co-invest in such Unsubscribed New Capital pursuant to the procedure set forth in Section 5.2.

6. Management and Control of the Company.

6.1 Management of the Company by Manager.

6.1.1 Subject to provisions of this Agreement relating to actions required to be approved by Members, the business, property and affairs of the Company shall be managed, and all powers of the Company shall be exercised by or under the direction of, the Manager.

6.1.2 Subject to section 6.3.2, the Manager is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, to sign all checks, drafts and other instruments obligating the Company to pay money, to sign contracts and obligations on behalf of the Company and to delegate any such authority to any Person, as the Manager considers advisable.

6.1.3 Subject to compliance with federal and state securities laws, the Manager is authorized to sell the Contributed UTEK Shares as follows: (i) up to one-third ( 1/3) of the total number of Contributed UTEK Shares may be sold at any time or times during the twelve (12) month period commencing with the UTEK Contribution Date or at any time thereafter; (ii) up to an additional one-third ( 1/3) of the total number of Contributed UTEK Shares may be sold at any time or times during the twelve (12) month period commencing with the first anniversary of the UTEK Contribution Date or at any time thereafter; and (iii) up to an additional one-third ( 1/3) of the total number of Contributed UTEK Shares may be sold at any time or times after the second anniversary of the UTEK Contribution Date. The Manager may use the proceeds from any such sale to pay expenses of the Company (including without limitation the Management Fee, Management Expense Reimbursement and Company Expenses) and/or to make investments on behalf of the Company in one or more Investment Partnerships pursuant to Section 5. At any time or from time to time the Manager may seek a waiver from UTEK of the foregoing limitations on the Manager’s authority to sell the Contributed UTEK Shares, which waiver shall not be unreasonably withheld by UTEK.

6.2 Designation of Manager.

6.2.1 Number, Term, and Qualifications. The Company shall have one Manager, who shall be Managers LLC. Unless a Dissolution Event occurs with respect to Managers LLC, Managers LLC shall hold office until it resigns pursuant to section 6.2.2 or is removed pursuant to section 6.2.3 and a successor shall have been elected and shall qualify. Notwithstanding the foregoing, if at any time John Micek is no longer a manager of Managers LLC, then UTEK shall have the right to approve the successor manager of Managers LLC, which approval shall not be unreasonably withheld. The Manager shall be a Member, but need not be a natural person, a resident of the State of Delaware, or a citizen of the United States. Each Manager shall sign this Agreement or a counterpart hereof.

6.2.2 Resignation. The Manager may resign as such at any time by giving notice to the Members, without prejudice to the rights, if any, of the Company under any contract to which the resigning Manager is a party. The resignation of the Manager shall take effect on receipt of the notice or at such later time as shall be specified in the notice, and, unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. If John Micek is no longer a manager of Managers LLC, and UTEK does not approve the successor manager of Managers LLC, then Managers LLC shall be deemed to have resigned as Manager as of the date that UTEK disapproves said successor manager. The resignation of the Manager shall not affect that Manager’s rights or obligations as a Member and shall not constitute that Manager’s withdrawal as a Member. The Manager shall be deemed to have resigned as such on the happening of a Dissolution Event with respect to such Manager.

6.2.3 Removal. The Manager may be removed for Cause by the Members by vote of a Super Majority in Interest of the Members. For purposes hereof, in determining a Super Majority in Interest of the Members, the Manager who is the subject of the removal vote shall be entitled to vote any interest held by it as a member, and the vote of such interest shall be included in the determination of the vote of a Super Majority in Interest of the Members with respect to the Manager’s removal.

6.2.4 Successor Manager. The Manager shall have the right at any time to appoint a successor Manager to succeed it as Manager, provided that said appointment shall be subject to the approval of UTEK, which approval shall not be unreasonably withheld (a successor Manager so appointed and approved is hereafter referred to as a “Designated Successor Manager”). If the Manager resigns or is removed and there is no Designated Successor Manager, then a successor Manager shall be elected by a Majority in Interest of the Members, subject to the approval of UTEK, which approval shall not be unreasonably withheld (a successor Manager so elected and approved is hereafter referred to as a “Elected Successor Manager”). A Designated Successor Manager or an Elected Successor Manager, as applicable, shall become the Manager of the Company upon the resignation or removal of the Manager pursuant to section 6.2.2 or section 6.2.3, respectively; provided, however that prior to such Person becoming the Manager, such Person shall have executed an Agreement of Successor Manager in the form of Schedule 3 attached hereto, whereby such Person accepts the position of Manager and agrees to be bound by all of the terms and conditions of this Agreement. In addition, upon said designation or election as Designated Successor Manager or Elected Successor Manager, as the case may be, such Person shall be admitted as a Member; provided, however, that prior to such Person becoming a Member, such Person shall have executed a counterpart of this Agreement as a Member.

6.3 Powers of Manager.

6.3.1 Overall Powers of Manager. Without limiting the generality of, but subject to sections 6.1 and 6.3.2 and to the express limitations set forth elsewhere in this Agreement, the Manager shall have all necessary power and authority to manage and carry out the purposes, business, property, and affairs of the Company. Any and all rights, powers, authority and discretion of the Manager under this Agreement or the Act shall be exercisable by the Manager in its absolute and exclusive discretion, and the Manager is authorized and empowered to grant or give any consent, approval or authorization, make any determination or do or perform any other act or thing conditionally or unconditionally, arbitrarily, or inconsistently in varying or similar circumstances, without any accountability to the Company or any other Member, except only as otherwise specifically and expressly provided in this Agreement or provided by the Act notwithstanding this Agreement.

6.3.2 Limitations. Notwithstanding any other provision of this Agreement, the Manager shall not, without the consent of a Super Majority in Interest of the Members (which Super Majority in Interest of the Members must include the affirmative vote of UTEK), have authority hereunder to cause the Company to engage in any of the following transactions:

(a) the sale or other disposition of all or substantially all of the Company’s assets;

(b) the merger of the Company with another limited liability company,, limited partnership, corporation or general partnership; provided that in no event shall a Member or Manager be required to become a general partner in a merger with a general or limited partnership without that Member’s or Manager’s express consent; or

(c) the dissolution of the Company.

6.4 Performance of Duties; Liability of Manager. The Manager shall not be liable to the Company or to any Member for any loss, liability, claim or damage sustained by the Company or any Member, unless the loss, liability, claim or damage shall have been the result of fraud, deceit, gross negligence or willful misconduct by the Manager.

6.5 Devotion of Time. The Manager is not obligated to devote all of its time or business efforts to the affairs of the Company. The Manager shall devote to the business and affairs of the Company such time, effort and skill as it deems appropriate.

6.6 Competing Activities. Each Manager and the Manager’s agents, employees, officers, directors, managers, shareholders, members and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including, without limitation, those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. No Manager shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Manager shall have the right to hold any investment opportunity or prospective economic advantage for the Manager’s own account and to recommend such opportunity to Persons other than the Company. The Members acknowledge that the Manager and its agents, employees, officers, directors, shareholders and Affiliates may own or manage other businesses, including businesses to which the Manager devotes time and attention that may compete with the Company and for the Manager’s time.

6.7 Transactions between the Company and the Manager. Notwithstanding that it may constitute a conflict of interest, the Manager may, and may cause the Manager’s Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, or the establishment of any salary or other compensation or other terms of employment) with the Company, so long as such transaction is not expressly prohibited by this Agreement, and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available in similar transactions between parties dealing at arm’s length. A transaction between the Manager or any of the Manager’s Affiliates, on the one hand, and the Company, on the other hand, shall be conclusively presumed to be on terms and conditions, on an overall basis, fair and reasonable to the Company and at least as favorable to the Company as those that are generally available in a similar transaction between parties dealing at arm’s length, if a Majority in Interest of the Members having no interest in such transaction (other than their interests as Members) approve the transaction.

6.8 Management Fee. The Manager shall be entitled to a management fee (the “Management Fee”) for each Fiscal Year in an amount equal to the greater of (i) $250,000, or (ii) two percent (2%) of the aggregate Capital Contributions to the Investment Partnerships managed by the Company as of the first day of such Fiscal Year. The Company shall pay the Manager, quarterly in advance on the first day of each Fiscal Quarter, one-quarter of the annual Management Fee.

6.9 Expenses.

6.9.1 Management Expense Reimbursement. In addition to the Management Fee, the Company shall reimburse the Manager up to $3,300 per month for the Manager’s operating expenses (“Management Expense Reimbursement”) including without limitation office rent, telephone and internet service, web site fees, outside consultant fees and offsite storage fees. Notwithstanding the foregoing, the maximum amount of the Management Expense Reimbursement shall be reduced dollar for dollar by the amount, if any, that the Management Fee paid to the Manager for that Fiscal Year exceeds $250,000. For example, if the Management Fee for the Fiscal Year 2010 is $260,000, then the maximum amount of the Management Expense Reimbursement for Fiscal Year 2010 would be reduced by $10,000 from $39,600 to $29,600, and if the Management Fee for the Fiscal Year 2011 is $300,000, then the maximum amount of the Management Expense Reimbursement for Fiscal Year 2011 would be reduced by $39,600 from $39,600 to 0.

6.9.2 Company Expenses. The Manager shall pay the expenses incurred in the formation and organization of the Company, including, without limitation, the preparation of the Certificate and this Agreement by counsel for the Manager. Except for the foregoing, the Company shall pay all Company expenses incurred by the Manager directly in connection with the conduct of the Company’s business, including legal and accounting fees, brokerage commissions, finders fees, and any costs or expenses incurred directly in connection with a transaction or proposed transaction (including due diligence costs), whether or not consummated.

6.10 Officers. The Manager may appoint one or more officers at any time. The officers of the Company, if deemed necessary by the Manager, may include a president (or a chairman), one or more vice presidents, a secretary, one or more assistant secretaries, a chief operating officer, a chief financial officer, one or more deputy chief financial officers, and such other officers as the Manager may designate. The officers, if any, shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment. Any natural person, including a Member or a Manager or any Affiliate of a Manager, may hold any number of offices. An officer need not be a Member, a resident of the State of Delaware or a citizen of the United States. The officers shall exercise such powers and perform such duties as are specified in this Agreement and as shall be determined from time to time by the Manager. Generally, each officer shall have the powers, duties and responsibilities usually vested in like titled officers of a Delaware corporation and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

6.11 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager shall be personally liable for any debt, obligation or liability of the Company solely by reason of acting as a Manager of the Company.

6.12 Advisory Board. The Manager may select a number of Members or other persons (whether affiliated or not affiliated with the Manager) to act as an advisory board to consult with the Manager with respect to the business of the Company and certain other matters as requested by the Manager in connection with the Company (the “Advisory Board”). The Manager may not delegate any of its powers or duties to the Advisory Board, and the Advisory Board shall have no authority, power or discretion to manage or control the business and affairs of the Company, to make any decisions, investments or take any actions on behalf of the Manager or the Company. The Advisory Board shall have no power to bind the Company or the Members.

6.13 Assignment of Participation Rights. The Manager may grant to any Advisory Board member or other advisor or consultant as compensation for services rendered to the Company a right to participate (a “Participation Right”) in a percentage of the Manager’s share of cash derived from the Third Source with respect to any one or more Investment Partnerships provided, however, that a Participation Right shall not reduce the interest of any Member other than the Manager in cash derived from the Third Source. A holder of a Participation Right (i) shall be a mere assignee of a profits interest and not a Member, (ii) shall have none of the rights of a Member under this Agreement and the Delaware Act with respect to such Participation Right, and (iii) shall have no interest in any assets of the Company as a result of such Participation Right. A holder of a Participation Right shall have solely the right to participate in distributions of cash derived from the Third Source with respect to one or more specific Investment Partnerships pursuant to section 7.2.4. The Manager shall retain all voting rights with respect to its membership interest notwithstanding any grants of Participation Rights. For each Fiscal Year beginning with the date the Participation Right is granted and ending with the disposition by the Company of its carried interest in the Investment Partnership with respect to which the Participation Right was granted, the Manager’s share of Profits and Losses from the Third Source with respect to such Investment Partnership shall be allocated between the Manager and the holder of such Participation Right in proportion to their interests therein.

7. Allocations and Distributions.

7.1 Allocations. Except as otherwise provided in Appendix B, Profits and Losses (or any items thereof) shall be allocated annually (and at such other times as the Manager determines) to the Members in such a manner that the Capital Account of each Member, plus the Member’s share of Company Minimum Gain and Member Minimum Gain, shall, to the extent possible, be equal to the amount, positive or negative, which would be distributed to such Member (in the case of a positive amount) or for which such member would be liable to the Company under this Agreement (in the case of a negative amount), if (a) the Company were to sell the assets of the Company for an amount equal to their then Book Value, (b) the Company were to satisfy all of its liabilities and distribute the remaining proceeds of sale pursuant to section 7.2, and (c) the Company were to dissolve pursuant to Article 11; provided, however, that Losses (or any items thereof) shall not be allocated to a Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.

7.2 Distributions. There shall be five sources of cash available for distribution to the Members: (i) cash derived from the investment of the capital of the Company (the “First Source”); (ii) cash derived from Fee Income (the “Second Source”); (iii) cash derived from the Company’s “carried interests” in the Investment Partnerships that it manages (the “Third Source”); (iv) cash derived from the sale of all or a substantial portion of the assets of the

Company (other than cash from any such sale that is allocated or attributable to the Company’s assets which produce income from the First Source or the Third Source) outside of the ordinary course of its business (the “Fourth Source”); and (v) other sources of cash.

7.2.1 Subject to applicable law and any limitations elsewhere in this Agreement (including, without limitation, section 7.3), the Manager shall determine the source, amount, proportion and timing of all distributions by the Company and whether such distributions will be in cash or in kind or partly in cash and partly in kind. All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the date of distribution.

7.2.2 All distributions of cash derived from the First Source, Fourth Source and Other Sources shall be made to the Members as follows:

(a) First, to the Members, pro rata in proportion to their Capital Contributions, until each Member has been distributed a cumulative amount of cash pursuant to this section 7.2.2(a) and section 7.2.4(a) equal to its Capital Contribution;

(b) Thereafter, all such distributions shall be made to the Members in proportion to their Percentage Interests.

7.2.3 All distributions of cash derived from the Second Source shall be made 100% to the Manager.

7.2.4 All distributions of cash derived from the Third Source shall be made to the Members as follows:

(a) First, 33 1/3 to Managers LLC and 66 2/3 to the Members, pro rata in proportion to their Capital Contributions, until each Member (other than Managers LLC) has been distributed a cumulative amount of cash pursuant to section 7.2.2(a) and this section 7.2.4(a) equal to its Capital Contribution;

(b) Thereafter, all such distributions shall be made to the Members in proportion to their Percentage Interests.

7.2.5 Subject to any restrictions contained in any agreements to which the Company is a party (other than this Agreement), to the extent any Member’s Aggregate Company Tax Liability exceeds the aggregate amounts distributed to such Member in accordance with sections 7.2.2, 7.2.3, 7.2.4 and this section 7.2.5 since the inception of the Company (a “Tax Shortfall”), the Company shall distribute cash to the Members at least once per Fiscal Year, pro rata in accordance with their respective Tax Shortfalls, until each Member has received a total amount of cash under sections 7.2.2, 7.2.3, 7.2.4 and this section 7.2.5 since the inception of the Company equal to its Aggregate Company Tax Liability. Amounts distributed to a Member pursuant to this section 7.2.5 shall be treated as an advance against such Member’s future distributions pursuant to sections 7.2.2, 7.2.3 and 7.2.4.

7.3 Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members except on the dissolution of the Company as provided herein.

7.4 Withholding on Allocations and Distributions. Each Member acknowledges and agrees that the Company may be required to deduct and withhold tax or to fulfill other obligations of such Member on any allocation or distribution under this Article 7. All amounts withheld with respect to any allocation or distribution to a Member shall be treated as amounts distributed to such Member for all purposes under this Agreement as of the effective date of the related distribution.

7.5 Restriction on Distributions. No distribution shall be made if and to the extent prohibited by the Act notwithstanding this Agreement.

7.6 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it shall have been subtracted on its distribution to the Member.

8. Transfer and Assignment of Interests.

8.1 Transfer and Assignment of Interests. Except for Participation Rights granted by the Manager pursuant to section 6.13, no Member shall Transfer all or any part of that Member’s Membership Interest except with the prior consent of the Manager. In addition, the Manager shall not Transfer all or any part of such Manager’s Membership Interest, if any, except with the prior consent of a Super Majority in Interest of the other Members; provided, however, that a Manager may Transfer its Membership Interest (including the right to act as Manager) to an Affiliate of the Manager without the consent of any other Member. Any such consent may be given, conditionally or unconditionally, or withheld (as permitted by this Agreement or the Act), as the Manager or such Members may determine in their exclusive discretion. Any attempted or purported Transfer in violation of this Article 8 shall be void. After the consummation of any Transfer of a Membership Interest, the Membership Interest so Transferred shall continue to be subject to the terms and conditions of this Agreement, and any further Transfers shall comply with all the terms and conditions of this Agreement. If a Transfer occurs by operation of law (including, but not limited to, on death, Bankruptcy or divorce of a Member), the transferee shall become an Assignee entitled to an Economic Interest, but shall not be substituted as a Member without the prior consent of the Manager.

8.2 Further Restrictions on Transfer of Interests. In addition to other restrictions in this Agreement, no Member shall Transfer any Membership Interest or any interest therein (a) without compliance with section 12 unless the Manager consents, and (b) if the Membership Interest or interest to be Transferred, when added to all other Membership Interests Transferred in the preceding twelve months, would cause the termination of the Company under the Code.

8.3 Substitution of Members. A transferee of a Membership Interest shall have the right to become a substitute Member only if (a) the requirements of sections 8.1 and 8.2 are met, (b) such transferee executes an instrument satisfactory to the Manager accepting and adopting the terms and conditions of this Agreement and (c) such transferee pays any reasonable expenses in connection with that transferee’s admission as a new Member. The admission of a substitute Member shall not result in the release from any liability of the Person who shall have assigned the Membership Interest.

8.4 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Membership Interest shall be effective as of the last day of the calendar month in which the requirements of sections 8.1, 8.2 and 8.3 shall have been met. Any transferee of a Membership Interest shall take and hold such Membership Interest subject to the restrictions on Transfer imposed by this Agreement.

8.5 Rights of Legal Representatives. If a Member who is a natural person dies or is adjudged by a court of competent jurisdiction to be incompetent to manage such Member’s person or property, such Member’s executor, administrator, guardian, conservator or other legal representative may exercise all of such Member’s rights for the purpose of settling such Member’s estate or administering such Member’s property, including any power such Member has under the Certificate or this Agreement to give an Assignee the right to become a Member. If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or Successor.

8.6 No Effect to Transfers in Violation of Agreement. On any Transfer of a Membership Interest in violation of this Article 8, neither the former Member nor any Successor shall have the right to vote or participate in the management of the business, property or affairs of the Company or to exercise any rights of a Member. Such Successor shall only be entitled to become an Assignee of the Economic Interest included in such Membership Interest and assigned to such Successor, and thereafter shall only receive the share of the Company’s Profits, Losses and distributions of the Company’s assets to which the Transferor of such Economic Interest would otherwise have been entitled, which shall be effective as of the last day of the calendar month in which the Transfer is made.

9. Spousal Consents. Any natural person to whose benefit this Agreement may now or hereafter inure shall use his or her best efforts to obtain the acknowledgement and consent of his or her spouse, whether such party is now married or marries or remarries hereafter, in the attached hereto as Schedule 2.

10. Accounting, Records, Reporting by Members.

10.1 Books and Records. The Company shall maintain at its principal office all of the following:

10.1.1 True and full information regarding the status of the business and financial condition of the Company;

10.1.2 Promptly after becoming available, a copy of the Company’s federal, state and local income tax returns for each Fiscal Year;

10.1.3 A current list of the name and last known business, residence or mailing address of each Member and Manager;

10.1.4 A copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and the Certificate and all amendments thereto have been executed; and

10.1.5 True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

10.2 Delivery to Members and Manager and Inspection.

10.2.1 On the request of any Member, upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member, the Manager shall promptly deliver to the requesting Member a copy of (i) the information required to be maintained by section 10.1; and (ii) any other information regarding the affairs of the Company as is just and reasonable.

10.2.2 The Manager shall have the right to examine all of the information described in section 10.1 for a purpose reasonably related to its position as the Manager.

10.2.3 Any demand by a Member under this section shall be in writing and shall state the purpose of such demand.

10.2.4 The Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

10.3 Accountings. As soon as is reasonably practicable after the close of each Fiscal Year, the Manager shall make or cause to be made a full and accurate accounting of the affairs of the Company as of the close of that Fiscal Year and shall prepare or cause to be prepared a balance sheet as at the end of such Fiscal Year, a profit and loss statement for that Fiscal Year and a statement of Members’ equity showing the respective Capital Accounts of the Members as of the close of such Fiscal Year and the distributions, if any, to Members during such Fiscal Year, all of which the Manager shall furnish to each Member. In addition, the Manager shall furnish to each Member information regarding the Company necessary for such Member to complete such Member’s federal and state income tax returns. The Manager shall also furnish a copy of the Company’s tax returns to any Member requesting the same. On such accounting being made, Profits and Losses during such Fiscal Year shall be ascertained and credited or debited, as the case may be, in the books of account of the Company to the respective Members as herein provided.

10.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If the Manager is required by the Act to execute or file any document and fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Member may prepare, execute and file that document with the Delaware Secretary of State.

10.5 Bank and Brokerage Accounts. The Manager shall maintain the funds of the Company in one or more separate bank or securities brokerage accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

10.6 Tax Matters Partner. The Manager may remove and replace the Tax Matters Partner at any time or times. The Manager shall from time to time cause the Company to make such tax elections as it deems to be in the interests of the Company and the Members generally. The Tax Matters Partner, as defined in Code section 6231, shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith.

11. Dissolution and Winding Up.

11.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of:

11.1.1 The Manager’s election, by written notice to the Members, to dissolve the Company, but only if a Super Majority in Interest of the Members has consented to such election (which Super Majority in Interest must include UTEK) in accordance with Section 6.3.2(b);

11.1.2 The entry of a decree of judicial dissolution pursuant to section 18-802 of the Act;

11.1.3 The vote or consent of a Super Majority in Interest of the Members, provided that the Super Majority in Interest of the Members must include the affirmative vote of UTEK; or

11.1.4 The sale or other disposition of all or substantially all of the Company’s assets (provided that such sale or other disposition has been approved by a Super Majority in Interest in the Members (which Super Majority in Interest must include UTEK) pursuant to section 6.3.2(a)).

11.2 Winding Up. On the occurrence of an event specified in section 11.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The Manager or the Liquidating Person previously designated by the Manager or by the consent of a Majority in Interest of the Members if there is no remaining Manager (the “Liquidating Person”) shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the assets and liabilities of Company, shall cause such assets to be sold or distributed, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in section 11.4. The Manager or the Liquidating Person shall give notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager or the Liquidating Person shall be entitled to reasonable compensation for such services.

11.3 Distributions in Kind. Any non-cash assets distributed to the Members shall first be valued at their fair market value to determine the Profit or Loss that would have resulted if such assets were to have been sold for such value, pursuant to Article 7, except that if there is no Manager, the valuation shall be made by the Liquidating Person. Such Profit or Loss shall then be allocated pursuant to Article 7, and the Members’ Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged against the Capital Account of each Member receiving an interest in a distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

11.4 Application of Proceeds. The proceeds from the liquidation of the assets of the Company, together with assets to be distributed in kind, shall be applied and distributed in the following order:

11.4.1 First, to pay the expenses of the liquidation;

11.4.2 Second, to pay or make adequate provision for the debts of the Company, other than debts owing to any Member or the Manager;

11.4.3 Third, to repay all outstanding loans from any Member or the Manager. Should there be insufficient funds to pay such loans in full, each member shall be repaid in the ratio that its loan, together with interest accrued thereon, bears to the total of all such loans from Members and the Manager, including all interest accrued thereon; and

11.4.4 The balance, if any, shall be distributed to the Members in accordance with section 7.2.

11.5 Compliance with Regulations. All payments to the Members on the winding up and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations section 1.704-1(b)(2)(ii)(d).

11.6 Limitations on Payments. Except as otherwise specifically provided in this Agreement, each Member shall look solely to the assets of Company for the return of such Member’s positive Capital Account balance and shall have no recourse for such Member’s Capital Contribution or share of Profits (on dissolution or otherwise) against any other Member or the Manager.

11.7 Certificate of Cancellation. The Manager or Members conducting the winding up of the affairs of the Company shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate on the completion of the winding up of the affairs of the Company.

12. Indemnification and Insurance.

12.1 Indemnity and Limitation of Liability. Any Member, each Manager and any Person acting on behalf of the Company (each an “Indemnified Person”), (a) shall be held harmless, defended and indemnified by the Company from and against any cost, claim, liability, loss, damage or expense (including, without limitation, all attorneys’ fees and expenses, expert witness fees and expenses, court costs and costs of investigation) suffered or incurred by an Indemnified Person by virtue of such Indemnified Person’s acting as or on behalf of the Manager or the Company in connection with the Company’s activities and (b) shall not be liable to the Company, the Manager or any Member for any cost, claim, liability, loss, damage or expense suffered or incurred in connection with the Company’s activities; provided that (i) if such cost, claim, liability, loss, damage or expense arises out of any action or inaction of any such Indemnified Person, such course of conduct must not have constituted gross negligence, or willful misconduct by such Indemnified Person; (ii) the Company shall, on demand, pay all costs, expenses, attorneys’ fees and expert witness fees as and when incurred by an Indemnified Person in connection with any such cost, claim, liability, loss, damage or expense if the Indemnified Person undertakes to repay the same to the Company in the event that it is finally determined by a court of competent jurisdiction that the Indemnified Person shall not have been entitled to indemnification hereunder; and (iii) the rights granted under this section shall not be affected by, and shall survive, any dissolution or termination of the Company and the death, disability, incapacity, resignation, withdrawal, insolvency or dissolution of any Manager or Member.

12.2 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Manager or an agent of the Company or the Manager against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Manager or an agent of the Company, whether or not the Company would have the power to indemnify such Person against such liability under section 12.1 or under applicable law.

12.3 Directors and Officers Insurance; UTEK Indemnification. The Manager shall use its best efforts to obtain, at the Company’s expense, reasonably priced directors and officers insurance for the Manager and each Member. To the extent not covered by insurance and by any right to indemnification by any Investment Partnership, the Manager shall indemnify and hold harmless UTEK against any and all losses, claims, damages, expenses and liabilities, (collectively, “Losses”) of any kind or nature whatsoever, other than Losses due to the diminution in value of UTEK’s membership interest in the Company, that UTEK may at any time become subject to or liable for by reason of the Company being or having been the general partner or manager of any Investment Partnership; provided, however, that UTEK shall not be indemnified to the extent that such Losses are due to UTEK’s willful misconduct, bad faith, gross negligence, violations of federal or state securities laws or any intentional or criminal wrongdoing.

13. Investment Representations. Each Member hereby represents and warrants to, and agrees with, the Manager, the other Members and the Company, with respect to such Member and the Membership Interest of such Member, as follows:

13.1 No Advertising. The offer to sell the Membership Interest was directly communicated to the Member by the Company in a manner that the Member was able to ask questions of and receive answers from the Company concerning the terms and conditions of such transaction. At no time was the Member presented with or solicited by any leaflet, public promotional material, newspaper, magazine, radio or television article or advertisement, or any other form of advertising or general solicitation.

13.2 Investment Intent. The Membership Interest is being purchased by the Member and not by any other Person, with the Member’s own funds and not with the funds of any other Person, and for the account of the Member, not as a nominee or agent and not for the account of any other Person. No other Person has or will have any interest, beneficial or otherwise, in the Membership Interest. The Member is purchasing the Membership Interest for investment for an indefinite period, not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition. The Member has no intention of selling, granting any participation in or otherwise distributing or disposing of the Membership Interest or any interest therein. The Member does not intend to subdivide the Member’s purchase of the Membership Interest with any Person.

13.3 Accredited Investor. The Member is an “accredited investor” as defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act.

13.4 Economic Risk. Understanding that investment in Membership Interests is highly speculative, the Member is able to bear the economic risk of such investment, including the total loss thereof, for an indefinite period.

13.5 No Registration of Membership Interests. The Member understands that the Membership Interest has not been registered under the Securities Act or registered or qualified under any other securities law, on the grounds, among others, that no distribution or public offering of Membership Interests is to be effected and that Membership Interests are being issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Securities Act under the rules and regulations of the Securities and Exchange Commission thereunder and under comparable exemptive provisions of other applicable securities laws, rules and regulations. The Member understands that the Company is relying in part on the Member’s representations as set forth herein for purposes of claiming such exemptions.

13.6 Membership Interest Is A Restricted Security. The Member understands that the Membership Interest is a “restricted security” under the Securities Act and, accordingly, that the Membership Interest must be held indefinitely unless it is subsequently registered under the Securities Act and registered or qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Member understands that the Company is under no obligation so to register or qualify the Membership Interest under the Securities Act or under any other securities law, or to comply with the Regulation A or any other exemption under the Securities Act or any other law. The Member understands that Rule 144 is not available for any sale of the Membership Interest and will not be available for a substantial period of time.

13.7 Company May Refuse to Transfer. If, in the opinion of counsel for the Company, the Member at any time hereafter acts in a manner inconsistent with such Member’s representations, warranties and agreements in this Agreement, the Company may, without limiting any other remedy or relief available to the Company, refuse to Transfer the Member’s Membership Interest until such time as counsel for the Company is of the opinion that such Transfer will not require registration of any Membership Interest under the Securities Act or registration or qualification of any Membership Interest under any other securities law. The Member understands and agrees that the Company may refuse to acknowledge or permit any disposition that is not in all respects in compliance with this Agreement and that the Company intends to make an appropriate notation in its records to that effect.

13.8 No Disposition in Violation of Law. Without limiting the representations set forth herein, and without limiting Article 8, the Member shall not Transfer any Membership Interest or any interest therein, or receive any consideration therefor, unless and until, prior to any proposed Transfer, the Member shall comply with all requirements and conditions in this Agreement and:

13.8.1 a registration statement on Form S-l under the Securities Act (or any other form appropriate for the purpose under the Securities Act or any form replacing any such form) with respect to the Membership Interest or any part thereof proposed to be so disposed of shall be then effective, and such disposition shall have been appropriately registered or qualified in accordance with any applicable securities law; or

13.8.2 (a) the Member shall have furnished the Company with a detailed explanation of the proposed disposition; (b) the Member shall have furnished the Company with an opinion of the Member’s counsel in form and substance satisfactory to the Company to the effect that the proposed Transfer (i) complies with applicable provisions of the Securities Act and any other securities laws and will not require registration of the Member’s Membership Interest or any part thereof under the Securities Act or registration or qualification thereof under any other securities law, and (ii) will not result in the termination of the Company for federal income tax purposes; and (c) counsel for the Company shall have concurred in such opinion and the Manager shall have advised the Member of such concurrence.

13.9 Legends. The Member understands and agrees that any instrument or certificate representing or relating to the Membership Interest may bear such legends as the Manager may consider necessary or advisable to facilitate compliance with the Securities Act, and any other securities law, including, without limitation, legends stating that the Membership Interest has not been registered under the Securities Act or qualified under any other securities law and setting forth the limitations on dispositions imposed by this Agreement.

13.10 Investment Experience. The Member, either alone or with the Member’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or the Manager or any Affiliate or selling agent of the Company or the Manager, directly or indirectly, has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of an investment in the Membership Interest and has the capacity to protect the Member’s own interests in connection with the Member’s investment in the Membership Interest.

13.11 Independent Advice. The Member has consulted with the Member’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Member in the Membership Interest and the merits and risks of an investment in the Membership Interest.

13.12 Authority. This Agreement constitutes a legal, valid and binding agreement of the Member, enforceable against the Member in accordance with its terms. The Member, if not a natural person, is empowered and duly authorized to enter into this Agreement (including the power of attorney herein) under every applicable governing document, partnership agreement, operating agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like. The Person, if any, signing this Agreement on behalf of the Member is empowered and duly authorized to do so by the governing document, partnership agreement, operating agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution or the like.

13.13 Indemnification. The Member hereby agrees to indemnify and defend the Company, the Manager and each of their respective employees, agents, partners, members, shareholders, officers and directors and hold them harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, court costs and attorneys’ fees and expenses) suffered or incurred on account of or arising out of:

13.13.1 any breach of or inaccuracy in the Member’s representations, warranties or agreements herein, including, without limitation, the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements;

13.13.2 any Transfer of Membership Interest contrary to any of such representations, warranties or agreements; or

13.13.3 any action, suit or proceeding based on (a) a claim that any of such representations, warranties or agreements was inaccurate or misleading or otherwise cause for obtaining damages or redress under the Securities Act or any other securities law, or (b) any Transfer of any part or all of the Membership Interest.

14. Legal Counsel. Each Member acknowledges and understands that this Agreement and related documents have been prepared by Reed Smith LLP (“Reed Smith”) acting as counsel for the Manager, and that such counsel has not represented or been engaged to provide services to any Member other than Verdant Ventures Managers and Silicon Prairie Partners, LLC. Each other Member has been represented by other counsel. Such Member acknowledges and understands that Reed Smith or other counsel may hereafter be engaged by the Company or by the Manager to provide legal services and representation as the Manager may determine, and in such event, Reed Smith may concurrently represent either or both of the Manager and the Company and the Manager may execute on behalf of the Company and the Members any consent to such concurrent representation that Reed Smith or other counsel may request pursuant to the applicable rules of professional conduct for lawyers. Each Member acknowledges and understands that counsel for the Company or any other Member does not represent any Member in the absence of a clear and explicit agreement to that effect between such Member and such counsel, and in the absence of such agreement, such counsel shall owe no duties to any Member. Each Member agrees that in the event of any dispute between any of the Members and the Company, or between any of the Members or the Company, on the one hand, and the Manager or any of its Affiliates, on the other hand, counsel for the Company may represent the Company or the Manager or such Affiliate, or both, in such dispute to the extent permitted by such rules, and such Member hereby consents to such representation.

15. Notices. Except as otherwise expressly provided herein, any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business days after being mailed by first class mail, charges and postage prepaid, properly addressed to the party to receive such notice at the last address furnished for such purpose by the party to whom notice is directed.

16. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

17. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

18. Binding Effect. Subject to Article 8, this Agreement shall bind and inure to the benefit of the parties and their respective Successors.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between or among the parties, regarding the subject matter hereof.

21. Further Assurances. Each Member shall provide such further information with respect to that Member and any of its beneficial owners as the Company may request, and shall do or perform such acts and things and execute and deliver such other and further certificates, instruments and other documents, as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

22. Headings; Gender; Number; References. The headings of the sections hereof are solely for convenience of reference and are not part of this Agreement. As used herein, each gender includes each other gender, and the singular includes the plural and vice versa, as the context may require. All references to sections and subsections are intended to refer to sections and subsections of this Agreement, except as otherwise indicated.

23. Arbitration. The Members waive their rights to seek remedies in court, including any right to a jury trial. The Members agree that in the event of any dispute between or among any of them or any of their Affiliates arising out of, relating to or in connection with this Agreement or the Company or its organization, formation, business or management, such dispute shall be resolved exclusively by arbitration to be conducted only in the county and state of the principal office of the Company at the time of such dispute in accordance with the rules of JAMS applying the laws of Delaware. The Members agree that such arbitration shall be conducted by a retired judge who is experienced in dispute resolution regarding the securities business, that discovery shall not be permitted except as required by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The Members understand that any party’s right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of the principal office of the Company at the time such award is rendered, or as otherwise provided by law.

24. Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective Successors nor shall anything in this Agreement relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over or against any party to this Agreement.

25. Amendments. All amendments to this Agreement or the Certificate shall be in writing and signed or otherwise adopted or approved in writing by both (i) a Super Majority in Interest of the Members and (ii) UTEK. For purposes of this Article 25, in determining a Super Majority in Interest of the Members, UTEK shall be entitled to vote its interest as a member, and the vote of such interest shall be included in the determination of the vote of a Super Majority in Interest of the Members with respect to the proposed amendment.

26. Attorneys’ Fees. If any dispute between or among any of the Company and the Members or the Manager or any of their respective Affiliates should result in litigation or arbitration, the prevailing party or parties in such dispute shall be entitled to recover from the other party or parties all reasonable fees, costs and expenses of enforcing any right of the prevailing party or parties, including, without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment Any arbitration award, judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such award or judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this Article 26, (a) attorneys’ fees shall include, without limitation, fees incurred in post-award or post-judgment motions, contempt proceedings, garnishment, levy, and debtor and third party examinations, discovery, and bankruptcy litigation, and (b) prevailing party shall mean the party that is determined in the arbitration or proceeding to have prevailed or who prevails by dismissal, default or otherwise.

27. Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Limited Liability Company Agreement has been duly executed on behalf of the Members as of the date first written above.

MEMBERS:

VERDANT VENTURES MANAGERS, LLC, a Delaware limited liability company

By:	/s/ John Micek
John Micek,
Manager

SILICON PRAIRIE PARTNERS, LLC, a California limited liability company

By:	/s/ John Micek
John Micek,
General Manager

UTEK CORPORATION, a Florida corporation

By:	/s/ Doug Schaedler
Doug Schaedler
Chief Executive Officer

SCHEDULE 1

NAMES AND ADDRESSES OF MEMBERS,

CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Name and Address of Member	Capital Contribution	Percentage Interest

Verdant Ventures Managers, LLC 130 Lytton Ave., Suite 210 Palo Alto, California 94301	$25,000 cash	80%

Silicon Prairie Partners, LLC 130 Lytton Ave, Suite 210 Palo Alto, California 94301	$250,000 cash	5%

UTEK Corporation 2109 East Palm Ave., Suite 202 Tampa, Florida 33605	that number of shares of UTEK common stock with a fair market value of $1,000,000 based on the 20-day average closing price of a share of UTEK common stock immediately prior to the date the Board of Directors of UTEK approves the execution of this Agreement by UTEK (collectively, the “Contributed UTEK Shares”)	15%

TOTAL		100.0%

SCHEDULE 1

SCHEDULE 2

CONSENT OF SPOUSE

I acknowledge that I have read the foregoing Limited Liability Company Agreement dated as of April 14, 2010 (the “Agreement”) for Verdant Ventures Advisors, LLC (the “Company”) and that I know its contents. I hereby consent to and approve of the provisions of the Agreement, and agree that I will take no action at any time to hinder operation of the Agreement on such interest or any interest which I may have therein.

Name:
Spouse of

Dated: As of	, 200 .

SCHEDULE 2

SCHEDULE 3

AGREEMENT OF SUCCESSOR MANAGER

[to be executed pursuant to section 6.2.4 upon the

appointment of a Designated Successor Manager

or the election of an Elected Successor Manager]

The undersigned,                                                                              , hereby (i) accepts his/her/its appointment as Designated Successor Manager or election as Elected Successor Manager pursuant to section 6.2.4 of the Limited Liability Company Agreement of Verdant Ventures Advisors, LLC, a Delaware limited liability company dated April 14, 2010 (the “Agreement”), to be effective upon the resignation or removal of the Manager; and (ii) adopts and agrees to be bound by all of the terms and conditions of the Agreement.

Dated:

Designated Successor Manager/Elected
Successor Manager

SCHEDULE 3

APPENDIX A

DEFINITIONS

1. When used in this Agreement, the following capitalized terms have the following respective meanings:

1.1 “Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

1.2 “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the next to the last sentence of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b) debit to such Capital Account the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

1.3 “Affiliate” means, with reference to a specified Person, any Person directly or indirectly controlling, controlled by or under common control with the specified Person, any trust or foundation to which the specified Person has made a majority of the grants, donations or contributions received by that trust or foundation, a Person owning or controlling ten percent or more of the outstanding voting securities of the specified Person, a Person ten percent or more of whose outstanding voting securities are owned or controlled by the specified Person, any officer, director, manager, general partner or trustee of the specified Person, and if the specified Person is an officer, director, manager, general partner or trustee, any corporation, limited liability company, partnership or trust for which the specified Person acts in any such capacity.

1.4 “Aggregate Company Tax Liability” means, with respect to a Member, such Member’s allocable share of the Company’s net taxable income pursuant to this Agreement since the date hereof through the end of the relevant Fiscal Year, giving effect to such Member’s share of losses and deductions, multiplied by the rate equal to the difference between (i) the highest combined marginal United States federal and state tax rates applicable to any Member (or the owner(s) of any Member taxed as a partnership or S corporation) with respect to such net taxable income, and (ii) the product of the two rates. For this purpose, “net taxable income” of the Company shall be calculated taking into account separately stated items, and without regard

Appendix A-1

to items of income exempt from tax. For purposes of this definition of “Aggregate Company Tax Liability,” the “net taxable income” of the Company shall not include gain or loss from the sale of all or substantially all the assets of the Company. The Manager shall make such adjustments to the calculation of Aggregate Company Tax Liability as it deems appropriate to account for (i) the character of items of the Company’s taxable income (e.g., ordinary income, long-term capital gain or other), (ii) any changes in applicable tax rates over the period of determination, and (iii) such other matters relating to the application of the tax laws as it considers appropriate.

1.5 “Agreement” means this Limited Liability Company Agreement, as amended from time to time.

1.6 “Assignee” means the owner of an Economic Interest who has not been admitted as a Member of the Company in accordance with Article 8.

1.7 “Bankruptcy” means the occurrence of any event referred to in section 18-304(a) of the Act.

1.8 “Book Value” means, with respect to any asset of the Company, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or, if the Manager elects, permitted by Treasury Regulations section 1.704-1(b)(2)(iv)(d)-(g).

1.9 “Capital Account” means:

1.9.1 The individual Capital Account that shall be established and maintained for each Member in accordance with the following provisions:

(a) To the Capital Account of a Member there shall be credited such Member’s Capital Contributions, such Member’s share of Profits, any items in the nature of income or gain that are specially allocated thereto pursuant to Appendix B and the amount of any Company liabilities that are personally assumed by such Member or that are secured by any Company property distributed to such Member;

(b) From the Capital Account of a Member, there shall be debited the amount of cash and the fair market value, as determined by the Manager, of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, any items in the nature of expenses or Losses that are specially allocated thereto pursuant to Appendix B and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

(c) In determining the amount of any liability, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

Appendix A-2

(d) If any interest in the Company is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

(e) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulations section 1.704-1(b), the Manager may make such modification if it is not likely to have a materially adverse effect on amounts distributable to any Member pursuant hereto on the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts with respect to any property contributed to the Company or distributed to a Member and any liabilities secured by such contributed or distributed property or assumed by the Company or Member in connection with such contribution or distribution if the Manager determines that such adjustments are necessary or appropriate under Regulations section 1.704-1(b)(2)(iv). The Manager shall also make any appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations section 1.704-1(b), and the Manager shall make all elections provided for under such Regulations.

1.10 “Capital Contribution” of a Member means the total value of cash and the fair market value, as determined by the Manager, of property contributed to the Company by that Member.

1.11 “Cause” means any of the following activities if committed or engaged in by the Manager or its controlling person:

(a) a misdemeanor involving moral turpitude or a felony, for which he or she is convicted, and which conviction has had or is having an adverse effect on the condition or business of the Company;

(b) illegal practices or conduct in connection with the Company’s business;

(c) misappropriation of any of the Company’s assets; or

(d) any material breach of any of the agreements, covenants, representations or warranties in this Agreement or any other agreement between the Company and the Manager or controlling person; provided that if (and only if) the act or omission constituting or resulting in such breach shall not have constituted recklessness, gross negligence or willful or intentional misconduct and shall not have been intended to breach any provision of this Agreement, such breach shall not be deemed to constitute “Cause,” unless the Company shall have given the Manager controlling person, as the case may be, notice thereof and the Manager or controlling person shall not have cured such breach within thirty (30) days of such notice, or if such breach is not capable of being cured, until there shall have occurred another material breach of any of such agreements, covenants, representations or warranties (whereupon Cause shall be deemed to have occurred).

Appendix A-3

1.12 “Certificate” means the Certificate of Formation for the Company filed with the Delaware Secretary of State, as amended.

1.13 “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

1.14 “Company” means Verdant Ventures Advisors, LLC, a Delaware limited liability company.

1.15 “Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Treasury Regulations section 1.704-2(d).

1.16 “Contributed UTEK Shares” has the meaning set forth on Schedule 1.

1.17 “Contribution Notice” has the meaning set forth in section 5.2.3.

1.18 “Depreciation” means for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

1.19 “Designated Successor Manager” has the meaning set forth in section 6.2.4.

1.20 “Dissolution Event” means one or more of the following: the death, dissolution, resignation or Bankruptcy of a Manager.

1.21 “Economic Interest” means a Member’s or Assignee’s right to share in one or more of the Profits, Losses, or similar items of, and to receive distributions from, the Company, pursuant to this Agreement and the Act, but does not include any other rights of a Member, including, without limitation, the right to vote or consent or participate in management, or any right to information concerning the business and affairs of the Company.

1.22 “Elected Successor Manager” has the meaning set forth in section 6.2.4.

Appendix A-4

1.23 “Fee Income” means an amount computed for each Fiscal Period equal to all income of the Company realized in such Fiscal Period from the receipt by the Company of (a) closing fees or management fees from portfolio companies of Investment Partnerships, (b) management fees and transaction fees from Investment Partnerships or from the investors in such Investment Partnerships, and (c) any fees received by the Company in exchange for the services of the Manager, an employee of the Company, or any designee of the Manager as a member of the board of directors of or as an employee of or consultant to any such portfolio company.

1.24 “Finders” means advisors, consultants, employees and operating partners of the Company that refer investment opportunities to the Company or are otherwise related to an investment opportunity.

1.25 “First Anniversary Date” has the meaning set forth in section 4.10.1.

1.26 “First Source” has the meaning set forth in section 7.2.

1.27 “Fiscal Period” means a Fiscal Year or, if a Member makes a Capital Contribution as of any date other than the first day of a Fiscal Year or a permitted assignment is effective as of a date other than the last day of a Fiscal Year, the period from the beginning of such Fiscal Year to the date of such Capital Contribution or permitted assignment, or the period from the date of such Capital Contribution or permitted assignment to the earlier of (a) the date as of which another Member makes a Capital Contribution or a permitted assignment and (b) the end of the Fiscal Year.

1.28 “Fiscal Quarter” means the period commencing on the date the Company commences business and ending on the succeeding March 31, June 30, September 30 or December 31, as the case may be, each period thereafter of three calendar months ending on any March 31, June 30, September 30 or December 31, or the period from the January 1, April 1, July 1 or October 1, as the case may be, preceding the date of dissolution and termination of the Company and ending on the date of dissolution and termination of the Company.

1.29 “Fiscal Year” means the period commencing on the date the Company commences business or commencing on any subsequent January 1, and ending on the succeeding December 31, or, if earlier, the date of dissolution and termination of the Company.

1.30 “Fourth Source” has the meaning set forth in section 7.2.

1.31 “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (1) the acquisition of an additional interest in the Company by any new or

Appendix A-5

existing Member in exchange for more than a de minimis capital contribution; (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (3) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (1) and (2) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Manager; and

(d) the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (d) of the definition of “Profit” or paragraph (e) of the definition of “Loss” or section 6.2B of Appendix B; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Manager determines that an adjustment pursuant to subparagraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in any adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Loss.

1.32 “Indemnified Person” has the meaning set forth in section 13.1.

1.33 “Initial Value” has the meaning set forth in section 3.2.

1.34 “Investment Opportunity Notice” has the meaning set forth in section 5.2.1.

1.35 “Investment” has the meaning set forth in section 4.10.1.

1.36 “Investment Partnership” has the meaning set forth in section 5.1.1.

1.37 “Liquidating Person” has the meaning set forth in section 11.2.

1.38 “Loss” means, for each Fiscal Year or Fiscal Period, an amount equal to the Company’s gross taxable loss for such Fiscal Year or Fiscal Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable loss), subject to the following adjustments:

(a) Such taxable loss shall be decreased by the amount of all expenditures made by the Company during such period which are described in Code Section 705(a)(2)(B) or treated as so described pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Loss pursuant to this paragraph;

Appendix A-6

(b) In the event that the Gross Asset Value of any Company asset is decreased pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such decrease shall be treated as an item of loss from the disposition of such asset and shall be taken into account for purposes of computing Loss;

(c) Loss resulting from any disposition of property with respect to which loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable loss, there shall be taken into account Depreciation with respect to each asset of the Company for such Fiscal Year computed in accordance with the definition of Depreciation;

(e) To the extent a decrease to the adjusted basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest, the amount of such decrease shall be treated as an item of loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account in computing Loss; and

(f) Notwithstanding any other provision of this definition, any items specially allocated pursuant to Appendix B hereof shall not be considered in determining Loss; and amounts of items of Company loss or deduction available to be specially allocated pursuant to Appendix B hereof shall be determined by applying rules analogous to those set forth in paragraphs (a) through (e) hereof.

1.39 “Majority in Interest” of the Members means Members whose Percentage Interests as set forth in Schedule 1, on the date of determination, aggregate more than fifty percent of the Percentage Interests of all Members on that date. For purposes hereof, in determining a Majority in Interest of the Members, the Manager shall be entitled to vote any interest held by it, either directly or indirectly, with respect to all matters on which the Members are entitled to vote, and the vote of such interest shall be included in the determination of the vote of a Majority in Interest of the Members.

1.40 “Manager” means Verdant Ventures Managers, LLC or a successor Manager designated or elected pursuant to section 6.2.

Appendix A-7

1.41 “Managers LLC” means Verdant Ventures Managers, LLC.

1.42 “Member” means each Person who is an initial signatory to this Agreement, has been subsequently admitted to the Company as a Member in accordance with the Certificate or this Agreement or is an Assignee who has become a Member in accordance with Article 8 and, in each case, who has not ceased to be a Member.

1.43 “Member Minimum Gain” has the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Treasury Regulations section 1.704-2(i)(2).

1.44 “Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Treasury Regulations section 1.704-2(b)(4).

1.45 “Member Nonrecourse Deductions” means items of Company loss, deduction or Code section 705(a)(2)(b) expenditures that are attributable to Member Nonrecourse Debt within the meaning of Treasury Regulations section 1.704-2(i).

1.46 “Membership Interest” of a Member means a Member’s rights in the Company, including, without limitation, the Member’s Economic Interest, the right to vote or consent or participate in the management of the Company and any right to receive information concerning the business and affairs of the Company provided hereby or by the Act.

1.47 “Nonrecourse Liability” has the meaning set forth in Treasury Regulations section 1.752-1(a)(2).

1.48 “Participating Member” has the meaning set forth in section 5.2.2.

1.49 “Participation Amount” has the meaning set forth in section 5.2.3.

1.50 “Percentage Interest” of a Member means the Member’s percentage interest in certain Profits and Losses of the Company as specified in this Agreement, such percentage to be initially determined by the Manager at the time such Member contributes capital to the Company, as subsequently adjusted as provided in sections 3.3 and 3.4. Members’ Percentage Interests are set forth on Schedule 1, as amended from time to time.

1.51 “Person” means a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee, or any other individual or entity in its own or any representative capacity.

1.52 “Profits” means, for each Fiscal Period or other period, an amount equal to the Company’s taxable income for such Fiscal Period or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Such taxable income shall be increased by the amount of all income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits pursuant to this section 1.52;

Appendix A-8

(b) If the event that the Gross Asset Value of any Company asset is increased pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such increase shall be treated as an item of gain from the disposition of such asset and shall be taken into account for purposes of computing Profit;

(c) Gain resulting from any disposition of property with respect to which gain is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted basis of such property differs from its Gross Asset Value;

(d) To the extent an increase to the adjusted basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in compete liquidation of a Member’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) from the disposition of the asset and shall be taken into account in computing Profits; and

(e) Notwithstanding any other provision of this section 1.52, any items of income or gain that are specially allocated pursuant to Appendix B shall not be considered in determining Profit; and amounts of items of Company income and gain available to be specially allocated pursuant to Appendix B shall be determined by applying rules analogous to those set forth in paragraphs (a) through (d) hereof.

1.53 “Retained Participation Right” has the meaning set forth in section 4.10.1.

1.54 “Retained Right to Distributions” has the meaning set forth in section 4.10.1.

1.55 “Second Anniversary Date” has the meaning set forth in section 4.10.2.

1.56 “Second Source” has the meaning set forth in section 7.2.

1.57 “Securities” means securities of every kind and nature and rights and options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including partnerships, joint ventures, proprietorships and other business entities.

Appendix A-9

1.58 “Securities Act” means the federal Securities Act of 1933, as amended.

1.59 “Successor” of a Member means any transferee, successor, assign, heir, devisee, legatee, legal representative, executor or administrator of that Member.

1.60 “Super Majority In Interest” of the Members means Members whose Percentage Interests as set forth in Schedule 1, on the date of the determination, aggregate more than seventy percent (70%) of the Percentage Interests of all the Members on that date. For purposes hereof, in determining a Super Majority in Interest of the Members, the Manager shall be entitled to vote any interest held by it, either directly or indirectly, with respect to all matters on which the Members are entitled to vote, and the vote of such interest shall be included in the determination of the vote of a Majority in Interest of the Members.

1.61 “Tax Matters Partner” shall be Verdant Ventures Managers, LLC or its successor as such designated pursuant to section 10.6.

1.62 “Tax Shortfall” has the meaning set forth in section 7.2.5.

1.63 “Third Anniversary Date” has the meaning set forth in section 4.10.3.

1.64 “Third Source” has the meaning set forth in section 7.2.

1.65 “Transfer” means any sale, assignment, transfer, encumbrance, pledge, hypothecation, gift or other disposition or alienation, voluntarily, involuntarily, by operation of law or otherwise (including, but not limited to, on death, Bankruptcy or divorce of a Member), except a sale to the Company.

1.66 “Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.67 “Unsubscribed New Capital” has the meaning set forth in section 5.3.

1.68 “UTEK Contribution Date” has the meaning set forth in section 4.10.1.

1.69 “UTEK Business Enterprise” has the meaning set forth in section 4.10.1.

Appendix A-10

APPENDIX B

SPECIAL ALLOCATIONS

7.1B Special Allocations. Notwithstanding section 7.1, the following special allocations shall be made in the following order:

7.1.1B Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This section 7.1.1B is intended to comply with the minimum gain chargeback requirement of the Treasury Regulations and shall be interpreted consistently therewith.

7.1.2B Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member with a share of the Member Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, and in amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This section 7.1.2B is intended to comply with the member minimum gain chargeback requirement of the Treasury Regulations and shall be interpreted consistently therewith.

7.1.3B Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this section 7.1.3B shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in section 7.1 of the Agreement and this Appendix B have been tentatively made as if this section 7.1.3B were not in the Agreement.

Appendix B-1

7.1.4B Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their respective Percentage Interests.

7.1.5B Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i)(1).

7.1.6B Curative Allocations. The allocations set forth in this section 7.1B (the “Regulatory Allocations”) are intended to comply with certain requirements of the applicable Treasury Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of section 7.1 of the Agreement and this Appendix B, the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and other items of income, gain, loss, deduction and credit to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

7.2B Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of Company assets pursuant to Code Section 734(b) or 743(b) is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or (4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Member to whom such distribution was made in the event that 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

7.3B Code Section 704(c) Allocations. Notwithstanding any other provision in section 7.1 and this Appendix B, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any asset contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this section 7.3B are solely for purposes of Federal, state and local income tax purposes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement

7.4B Tax Allocations.

7.4.1B In each Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for income tax purposes shall be allocated among the Members in a manner

Appendix B-2

that reflects equitably amounts credited to or debited against the Capital Account of each Member, whether in such Fiscal Year or in prior Fiscal Years. To this end, the Company shall establish and maintain records that show the extent to which the Capital Account of each Member shall, as of the last day of each Fiscal Year, comprise amounts that have not been reflected in the taxable income of such Member. To the extent deemed by the Manager to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Members who shall have enjoyed the related credits, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Members who shall have borne the burden of the related debits.

7.4.2B In the event the Gross Asset Value of any Company asset is adjusted in accordance with the definition of “Gross Asset Value” hereof, subsequent allocations of items of income, gain, loss, deduction and credit with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in a manner consistent with the principles of Code Section 704(c) and the Treasury Regulations promulgated thereunder.

7.4.3B Notwithstanding any provisions to the contrary, if taxable gain to be allocated includes income resulting from the sale or disposition of Company property or property of an Investment Partnership or other limited partnership, limited liability company, or joint venture in which the Company owns an interest that is treated as ordinary income, such gain so treated as ordinary income shall be allocated to and reported by each Member in proportion to allocations to that Member of the items that shall have given rise to such ordinary income, and the Company shall keep records of such allocations.

7.4.4B Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.

7.4.5B Allocations pursuant to this section 7.4B are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses or other items of any Member, or distributions to any Member, pursuant to any provision of this Agreement.

7.5B Other Allocation Rules.

7.5.1B Generally, all Profits and Losses shall be allocated among the Members as provided in section 7.1 and this Appendix B. If Members are admitted to the Company on different dates during any Fiscal Year, the Profits or Losses allocated among the Members for each such Fiscal Year shall be allocated in accordance with Code Section 706, using any convention permitted by law and selected by the Manager.

7.5.2B Each Member acknowledges that such Member is aware of the income tax consequences of the allocations made by section 7.1 and this Appendix B and hereby agrees to be bound by section 7.1 and this Appendix B in reporting such Member’s shares of Profits and Losses for income tax purposes.

Appendix B-3

7.5.3B If any amount claimed by the Company to constitute a deductible expense in any Fiscal Year is treated by any federal, state or local taxing authority as a payment made to a Member in such Member’s capacity as a member of the Company for income tax purposes, with regard to such authority, items of income and gain of the Company for such Fiscal Year shall first be allocated to such Member to the extent of such payment.

Appendix B-4

EXHIBIT A

SUMMARY OF PRINCIPAL TERMS OF INVESTMENT PARTNERSHIPS

1.	STRUCTURE.

Each Investment Partnership will be organized as a limited partnership, limited liability company, corporation, or similar legal entity. Verdant Ventures Advisors, LLC (the “General Partner”) will serve as the general partner, manager, or similar agent of each Investment Partnership, together with such additional persons or entities as the General Partner may determine.

2.	PURPOSE.

The primary purpose of each Investment Partnership will be to acquire, hold, and otherwise deal with securities and other assets that the Investment Partnership may receive from its portfolio company (or companies) or otherwise.

3.	TERM.

Each Investment Partnership will have a ten-year term. An Investment Partnership may dissolve prior to the end of its stated term upon the written election of the General Partner. Additionally, the General Partner may extend the term of any Investment Partnerships for successive one-year periods (but not for more than a total of two additional years for any Investment Partnership).

4.	CAPITAL CONTRIBUTIONS OF THE GENERAL PARTNER.

Verdant Ventures Advisors, LLC will contribute as the General Partner an amount equal at least 0.2% of the total capital of each Investment Partnership on the same schedule as the limited partners, members, shareholders or similar investors in the Investment Partnership (together with the General Partner, the “Investors”). Any capital contribution made by Verdant Ventures Advisors, LLC to an Investment Partnership in excess of such amount may be made by Verdant Ventures Advisors, LLC as a limited partner of such Investment Partnership.

5.	ALLOCATION OF INCOME, GAINS AND LOSSES.

Net capital gain or loss of an Investment Partnership for each year will be allocated 80% to its Investors pro rata in proportion to their committed capital and 20% to the General Partner; provided that to the extent that an allocation of net capital loss would cause the General Partner’s capital account to be less than 0.2% (or such other applicable capital percentage) of the positive capital account balances of all Investors for such Investment Partnership (excluding allocations made to the General Partner’s capital account with respect to the General Partner’s 20% profits interest), such net capital loss (a “Contingent Loss”) will be reallocated to the Investors in proportion to their contributed capital. To the extent the Investors have been allocated Contingent Losses, subsequent net capital gains will be allocated first to the Investors until such Contingent Losses have been restored and then in accordance with the first sentence hereof.

Exhibit A-1

Net ordinary gain or loss, including the expense of the management fee and other expenses, will be allocated to the Investors pro rata in proportion to their committed capital.

6.	DISTRIBUTIONS.

Within 90 days following the end of the fiscal year for an Investment Partnership, each of its Investors will be paid in cash an amount equal to             % of the net taxable income allocated to such Investor’s capital account with respect to such fiscal year and all prior accounting periods, reduced by the amount of any cash distributions received by such Investor during such fiscal year and all prior accounting periods. However, no such distribution will be required to the extent that the General Partner determines, in its sole discretion, that the Investment Partnership’s cash reserves are inadequate for such purpose or if the aggregate distribution would be less than $            .

In addition, the General Partner may, in its discretion but subject to certain restrictions and limitations, make additional distributions in cash or in kind. Prior to the time that the Investors for an Investment Partnership have received aggregate distributions equal to the sum of their aggregate capital contributions, discretionary distributions in respect of Investment Partnership investments will be made 100% to the Investors in proportion to their capital commitments. After such point, discretionary distributions may be made 80% to the Investors in proportion to their capital commitments and 20% to the General Partner. The General Partner may also make distributions to the Investors in proportion to their respective capital commitments or to all Investors other than the General Partner in proportion to their respective capital commitments.

7.	MANAGEMENT FEE AND TRANSACTION FEE.

The General Partner will receive a management fee based on the committed capital of each Investment Partnership. The management fee will be at an annual rate equal to 2% of the committed capital of the Investment Partnership. The management fee shall be paid annually in advance.

[Upon the admission of each Investor to an Investment Partnership, the General Partner will also receive a one-time transaction fee based on the capital commitment of such Investor to the Investment Partnership. The transaction fee will be an amount equal to 1.00% of the capital commitment of such Investor to the Investment Partnership and shall be in addition to the Investor’s capital commitment to the Investment Partnership.]

Exhibit A-2

8.	OPERATING EXPENSES.

The General Partner will be responsible for all normal overhead expenses of managing each Investment Partnership, including compensation for its employees, rent, utilities, and other such expenses (other than expenses borne by the Investment Partnership as provided below).

Each Investment Partnership will be responsible for all other expenses of the Investment Partnership which are not reimbursed by portfolio companies, including legal, consulting, financing and accounting fees and expenses; expenses associated with the Investment Partnership’s financial statements, tax returns and schedules; the costs of liability and other insurance premiums; out-of-pocket expenses of transactions not consummated; costs associated with Investment Partnership meetings and mailings; and other expenses associated with the acquisition, holding and disposition of the Investment Partnership’s investments, such as legal fees, brokerage and bank fees, fees in connection with the registration of the Investment Partnership’s securities, and extraordinary expenses (such as expenses or claims in litigation, if any); its costs and expenses of interest on borrowed money, real property or personal property taxes on investments and fees incurred in connection with the maintenance of bank or custodian accounts; and any taxes, fees or other governmental charges levied against the Investment Partnership.

9.	TRANSFER OF INTERESTS.

No Investor may transfer, pledge, assign, mortgage or otherwise dispose of any of its interest in an Investment Partnership except with the consent of the General Partner, provided that no such consent will be required for transfers: (a) to a successor trustee acting for an Investor, or (b) to any other record owner where the beneficial owner remains the same.

10.	PARTNERSHIP REPORTING.

The General Partner will distribute to the Investors for an Investment Partnership an annual financial report of the Investment Partnership and an Investment Partnership tax schedule within 90 days of the close of the Investment Partnership’s fiscal year. The General Partner may withhold certain report information from a particular Investor if it determines in good faith that the withholding of such information is in the best interests of the Investment Partnership and its Investors and portfolio companies and is intended to prevent public disclosure of such information.

11.	INDEMNIFICATION.

The Investment Partnership will indemnify the General Partner and its members and their affiliates, solely out of the assets of the Investment Partnership, to the fullest extent permitted by law and hold them harmless from and in respect of all claims, liabilities, damages and expenses, including legal fees, to which they may be or become subject by reason of their activities on behalf of the Investment Partnership (including service as a member of the board of directors of any former portfolio company until 12 months after the final sale or distribution of the securities of such company), so long as the action giving rise to the claim does not involve conduct not undertaken in good faith or which is grossly negligent, reckless, intentionally wrongful, or a willful violation of law.

Exhibit A-3

In the event that the assets of the Investment Partnership (including any unfunded capital commitments) are insufficient to satisfy any indemnification obligation, the Investors for such Investment Partnership may be required to return distributions in cash to the Investment Partnership as necessary to satisfy such obligation pro rata in accordance with, and to the extent of, the amount of distributions received within the two-year period immediately preceding the claim for indemnification.

Exhibit A-4